Registration No. 333-_________
As filed with the Securities and Exchange Commission on July 31, 2006

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM S-8
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
ELECTRO-OPTICAL SCIENCES, INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	13-3986004 (I.R.S. Employer Identification No.)

3 West Main Street, Suite 201 Irvington, New York	10533
(Address of principal executive offices)	(Zip code)

1996 STOCK OPTION PLAN
2003 STOCK INCENTIVE PLAN
2005 STOCK INCENTIVE PLAN
(Full title of the plans)

Joseph V. Gulfo, M.D.
President and Chief Executive Officer
Electro-Optical Sciences, Inc.
3 West Main Street, Suite 201
Irvington, New York 10533
(Name and address of agent for service)
(914) 591-3783
(Telephone number, including area code, of agent for service)

Copies to:
VALERIE A. PRICE, ESQ.
Dreier LLP
499 Park Avenue
New York, New York 10022
(212) 328-6144
CALCULATION OF REGISTRATION FEE

				Proposed
			Proposed maximum	maximum
	Amount to be		offering price	aggregate offering	Amount of
Title of securities to be registered	registered(1)		per share	price	registration fee
Common Stock, $0.001 par value	365,000	(2)	$6.02 (3)	$2,197,300 (3)	$235.11
Common Stock, $0.001 par value	1,534,875	(4)	$3.05 (5)	$4,681,369 (5)	$500.91
Total	1,899,875				$736.02

     (1) In accordance with Rule 416 under the Securities Act of 1933, as amended, this registration statement shall be deemed to cover any additional securities that may from time to time be offered or issued to prevent dilution resulting from stock splits, stock dividends, recapitalizations or similar transactions.
     (2) Shares available for grant, but not yet granted as of the date of this Registration Statement under the 2005 Stock Incentive Plan.
     (3) Estimated pursuant to Rule 457(c) and (h). The offering price is estimated solely for purposes of calculating the registration fee.
     (4) Shares subject to options outstanding as of the date of this registration statement.
     (5) Represents the weighted average exercise price (rounded to the nearest cent) for such outstanding options pursuant to Rule 457(h). The offering price is estimated solely for purposes of calculating the registration fee.

PART I
INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS
Item 1. Plan Information.
     The documents containing the information specified in Item 1 of Form S-8 will be sent or given to participants as specified by Rule 428(b)(1) under the Securities Act of 1933, as amended (the “Securities Act”). In accordance with the rules and regulations of the Securities and Exchange Commission (the “Commission”) and the instructions to Form S-8, such documents are not being filed with the Commission either as part of this Registration Statement on Form S-8 or as prospectuses or prospectus supplements pursuant to Rule 424 under the Securities Act.
Item 2. Registrant Information and Employee Plan Annual Information.
     The documents containing the information specified in Item 2 of Form S-8 will be sent or given to participants as specified by Rule 428(b)(1) under the Securities Act. Such documents and the documents incorporated by reference herein pursuant to Item 3 of Part II hereof, taken together, constitutes a prospectus that meets the requirements of Section 10(a) of the Securities Act.
PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT
Item 3. Incorporation of Documents by Reference.
     The following documents filed by Electro-Optical Sciences, Inc. (the “Registrant”) with the Commission pursuant to the Securities Act and the Securities Exchange Act of 1934, as amended (the “Exchange Act”), are incorporated herein by reference:
(a)	The Registrant’s annual report on Form 10-K for the year ended December 31, 2005, filed with the Commission pursuant to Section 13(a) or Section 15(d) of the Exchange Act on March 29, 2006;

(b)	The Registrant’s quarterly report on Form 10-Q for the quarter ended March 31, 2006, filed with the Commission pursuant to Section 13(a) or Section 15(d) of the Exchange Act on May 10, 2006;

(c)	The Registrant’s current reports on Form 8-K, filed with the Commission pursuant to Section 13(a) or Section 15(d) of the Exchange Act on January 31, 2006, March 6, 2006, April 27, 2006 and June 2, 2006; and

(d)	The description of the securities contained in the Registrant’s registration statement on Form 8-A, filed with the Commission pursuant to Section 12(g) of the Exchange Act on August 8, 2005, including any amendment or report filed for the purpose of updating such description.
     All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be part hereof from the date of the filing of such documents.
Item 4. Description of Securities.
     Not applicable.
Item 5. Interests of Named Experts and Counsel.
     Not applicable.

Item 6. Indemnification of Directors and Officers.
     Section 145 of the Delaware General Corporation Law (the “DGCL”) vests corporations with the power to indemnify their officers and directors in terms sufficiently broad to permit the Registrant, under certain circumstances to indemnify its officers and directors from liabilities (including reimbursement of expenses incurred) arising under the Securities Act. Section 102(b)(7) of the DGCL permits a corporation to include in its certificate of incorporation provisions expanding the scope of indemnification beyond that specifically provided by the current law.
     As permitted by the DGCL, the Registrant’s fourth amended and restated certificate of incorporation includes a provision that eliminates the personal liability of its directors for monetary damages for breach of their fiduciary duty as a director to the fullest extent permitted under the DGCL. In addition, the Registrant’s third amended and restated bylaws provide that the Registrant shall indemnify its directors and officers and may indemnify its employees and other agents to the extent permitted under the DGCL.
     Section 145 of the DGCL also empowers corporations to purchase and maintain insurance on behalf of any person who is or was an officer or director of such corporation against liability asserted against or incurred by him or her in any such capacity, whether or not such corporation would have the power to indemnify such officer or director against such liability under the provisions of Section 145 of the DGCL.
     As permitted by the Registrant’s fourth amended and restated certificate of incorporation and third amended and restated bylaws, the Registrant has obtained insurance on behalf of its directors and officers against any liability arising out of his or her actions in such capacity, regardless of whether the Registrant has the power to indemnify such individual against such liability under the provisions of the DGCL.
     The Registrant has entered into indemnification agreements with its directors and officers to provide such directors and officers additional contractual assurances regarding the scope of the indemnification set forth in the Registrant’s fourth amended and restated certificate of incorporation and third amended and restated bylaws and to provide additional procedural protections. At present, there is no pending litigation or proceeding involving a director, officer or employee of the Registrant regarding which indemnification is sought.
     Reference is also made to Section 7(b) of the Underwriting Agreement for the Registrant’s initial public offering dated as of October 28, 2005 (substantially in the form filed as an exhibit to the Registrant’s Registration Statement on Form S-1, as amended (File No. 333-125517) on September 27, 2005 and cross referenced below), which provides for the indemnification of officers, directors and controlling persons of the Registrant against certain liabilities. The indemnification provision in the Registrant’s fourth amended and restated certificate of incorporation, third amended and restated bylaws and the indemnification agreements entered into or to be entered into between the Registrant and each of its directors and officers may be sufficiently broad to permit indemnification of the Registrant’s directors and officers for liabilities arising under the Securities Act.
     See also the undertakings set out in response to Item 9 hereof.
     Reference is made to the following documents filed as exhibits to the Registrant’s Registration Statement on Form S-1, as amended (File No. 333-125517) regarding relevant indemnification provisions described above and elsewhere in the Registrant’s Registration Statement on Form S-1, as amended:

Exhibit Document	Number
Form of Underwriting Agreement	1.1
Fourth Amended and Restated Certificate of Incorporation	3.1
Third Amended and Restated Bylaws	3.2
Form of Indemnification Agreement for directors and executive officers	10.1
Item 7. Exemption from Registration Claimed.
     Not applicable.

Item 8. Exhibits.
     (a)     The following exhibits are filed herewith:
EXHIBIT INDEX

Exhibit
Number	Exhibit Title
1.1	Form of Underwriting Agreement (1)
3.1	Fourth Amended and Restated Certificate of Incorporation (2)
3.2	Third Amended and Restated Bylaws (3)
4.1	Specimen Stock Certificate (3)
4.2	Second Amended and Restated Investor’s Rights Agreement dated as of October 26, 2004 (4)
5.1	Opinion of Dreier LLP regarding legality of the securities being registered
10.1	Form of Indemnification Agreement for directors and executive officers (3)
10.2	1996 Stock Option Plan (4)
10.3	2003 Stock Incentive Plan, as amended (4)
10.4	2005 Stock Incentive Plan (3)
23.1	Consent of Counsel (included in Exhibit 5.1)
23.2	Consent of Eisner LLP, Independent Registered Public Accounting Firm
24.1	Power of Attorney (included on the signature pages of this Registration Statement)

(1)	Incorporated by reference to Registrant’s Registration Statement on Form S-1, as amended (File No. 333-125517), as filed on September 27, 2005.

(2)	Incorporated by reference to Registrant’s Registration Statement on Form S-1, as amended (File No. 333-125517), as filed on July 15, 2005.

(3)	Incorporated by reference to Registrant’s Registration Statement on Form S-1, as amended (File No. 333-125517), as filed on August 8, 2005.

(4)	Incorporated by reference to Registrant’s Registration Statement on Form S-1, as amended (File No. 333-125517), as filed on June 3, 2005.
Item 9. Undertakings.
     (a) The undersigned Registrant hereby undertakes:
     (1) To file, during any periods in which offers or sales are being made, a post-effective amendment to this Registration Statement:
     (i)     To include any prospectus required by Section 10(a)(3) of the Securities Act;
     (ii)     To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in the volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low and high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

     (iii)     To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.
     Provided, however, that paragraphs a (1)(i) and (ii) of this Item 9 do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.
     (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
     (b)     The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
     (h)     Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of the expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered hereby, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES
     Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Village of Irvington, State of New York, on this July 31, 2006.

ELECTRO-OPTICAL SCIENCES, INC.
By:	/s/ Joseph V. Gulfo, M.D.
Joseph V. Gulfo, M.D.
President and Chief Executive Officer

POWER OF ATTORNEY
     KNOW ALL PERSONS BY THESE PRESENTS that each individual whose signature appears below constitutes and appoints Joseph V. Gulfo, M.D. and Richard I. Steinhart and each of them, his or her true and lawful attorneys-in-fact and agents with full power of substitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement on Form S-8, and to file the same, with all exhibits thereto and all documents in connection therewith, with the Commission, granting unto said attorney-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done with respect to this Registration Statement, including post-effective amendments, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or his or their substitute or substitutes, may lawfully do or cause to be done or by virtue hereof.
     Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

Name	Title	Date

Principal Executive Officer:

/s/ Joseph V. Gulfo, M.D. Joseph V. Gulfo, M.D.	President , Chief Executive Officer and Director (Principal Executive Officer)	July 31, 2006

Principal Financial Officer and Principal Accounting Officer:

/s/ Richard I. Steinhart Richard I. Steinhart	Vice President, Finance and Chief Financial Officer (Principal Financial and Accounting Officer)	July 31, 2006
Additional Directors:

/s/ Breaux Castleman Breaux Castleman	Director, Chairman of the Board of Directors	July 31, 2006

/s/ Sidney Braginsky Sidney Braginsky	Director	July 31, 2006

/s/ Martin D. Cleary Martin D. Cleary	Director	July 31, 2006

Name	Title	Date

/s/ George C. Chryssis George C. Chryssis	Director	July 31, 2006

/s/ Dan W. Lufkin Dan W. Lufkin	Director	July 31, 2006

/s/ Gerald Wagner, Ph.D. Gerald Wagner, Ph.D.	Director	July 31, 2006
EXHIBIT INDEX

Exhibit
Number	Exhibit Title
1.1	Form of Underwriting Agreement (1)
3.1	Fourth Amended and Restated Certificate of Incorporation (2)
3.2	Third Amended and Restated Bylaws (3)
4.1	Specimen Stock Certificate (3)
4.2	Second Amended and Restated Investor’s Rights Agreement dated as of October 26, 2004 (4)
5.1	Opinion of Dreier LLP regarding legality of the securities being registered
10.1	Form of Indemnification Agreement for directors and executive officers (3)
10.2	1996 Stock Option Plan (4)
10.3	2003 Stock Incentive Plan, as amended (4)
10.4	2005 Stock Incentive Plan (3)
23.1	Consent of Counsel (included in Exhibit 5.1)
23.2	Consent of Eisner LLP, Independent Registered Public Accounting Firm
24.1	Power of Attorney (included on the signature pages of this Registration Statement)

(1)	Incorporated by reference to Registrant’s Registration Statement on Form S-1, as amended (File No. 333-125517), as filed on September 27, 2005.

(2)	Incorporated by reference to Registrant’s Registration Statement on Form S-1, as amended (File No. 333-125517), as filed on July 15, 2005.

(3)	Incorporated by reference to Registrant’s Registration Statement on Form S-1, as amended (File No. 333-125517), as filed on August 8, 2005.

(4)	Incorporated by reference to Registrant’s Registration Statement on Form S-1, as amended (File No. 333-125517), as filed on June 3, 2005.